Exhibit 23.1

CONSENT LETTER OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of Xunlei Limited of our report dated March 21, 2014 relating to the consolidated financial statements of Xunlei Limited, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/PricewaterhouseCoopers

Hong Kong
June 17, 2014

PricewaterhouseCoopers, 22/F Prince’s Building, Central, Hong Kong

T: +852 2289 8888, F: +852 2810 9888, www.pwchk.com